Exhibit No. 99

For Immediate Release

Media Contacts:	Investor Contacts:
Sue Busch, Director of Corporate PR	Shannon Burns, Senior Investor Relations Manager
(612) 291-6114 or susan.busch@bestbuy.com	(612) 291-6126 or shannon.burns@bestbuy.com

Best Buy Announces Regular Quarterly Cash Dividend

MINNEAPOLIS, June 18, 2004 – The Board of Directors of Best Buy Co., Inc. (NYSE: BBY) has declared a regular quarterly cash dividend of 10 cents per common share.  The next quarterly dividend is payable on July 28, 2004, to shareholders of record as of the close of business on July 7, 2004.  The company had 324,845,204 shares of common stock issued and outstanding as of May 29, 2004.

About Best Buy Co., Inc.

Minneapolis-based Best Buy Co., Inc. (NYSE: BBY) is North America’s leading specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The company’s subsidiaries operate retail stores and/or Web sites under the names: Best Buy (BestBuy.com), Future Shop (FutureShop.ca), Geek Squad (GeekSquad.com), and Magnolia Audio Video (Magnoliaav.com). The company’s subsidiaries reach consumers through more than 750 stores in the United States and Canada.

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